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NexCen Brands Receives
Nasdaq Delisting Notice

NEW YORK – January 9, 2009 – NexCen Brands, Inc. (NASDAQ: NEXC) today announced that the Nasdaq Listing and Hearing Review Council (the “Listing Council”) has withdrawn its call for review and stay of delisting associated with the September 2, 2008 decision of the Nasdaq Listing Qualifications Panel.  As a result, Nasdaq has notified the Company that its common stock will be suspended from trading on The Nasdaq Stock Market effective at the opening of trading on January 13, 2009.

The Company plans to request on Monday, January 12, 2009 that the Nasdaq Board of Directors reconsider the Listing Council’s decision and reinstate the stay of delisting, so that the Company’s common stock would continue to be traded on The Nasdaq Stock Market.  However, there can be no assurances that the Company’s request will be granted within a specified time or at all.

The Company anticipates that its common stock will be eligible for quotation on Pink OTC Markets, formerly known as the Pink Sheets.  Accordingly, if the Nasdaq Board of Directors does not reconsider the Listing Council’s decision and permit the Company’s common stock to continue to be traded on The Nasdaq Stock Market, the Company expects that its common stock will become eligible for quotation on the Pink OTC Markets on Tuesday morning, January 13, 2009 under the trading symbol NEXC.pk.

Separately, the Company also received an additional Staff Determination notice on January 6, 2009 from Nasdaq that the Company no longer complies with Nasdaq Marketplace Rules 4350(e) and 4350(g) due to its inability to solicit proxy statements and hold an annual meeting of stockholders for the fiscal year ended December 31, 2007 by December 31, 2008.

Nasdaq’s delisting decision relates to the ongoing delays in the Company’s filing of its periodic reports.  The Company has previously issued several press releases and filed several reports with the Securities and Exchange Commission (the “SEC”) including Current Reports on Form 8-K regarding these matters, and investors are encouraged to read these in their entirety for a discussion of these matters.

The Company remains committed to regaining compliance with all filing requirements and obtaining relisting of its common stock with The Nasdaq Stock Market as soon as possible, and continues to work diligently toward completing and filing all required periodic reports.  At this time, the Company continues to anticipate that it will complete these filings with the SEC by the end of the first quarter of 2009.

About NexCen Brands

NexCen is a strategic brand management company that currently owns seven franchised brands.  Two sell retail footwear and accessories (The Athlete’s Foot and Shoebox New York), and five are quick service restaurants (Marble Slab Creamery, MaggieMoo’s, Pretzel Time, Pretzelmaker, and Great American Cookies).

Forward-Looking Statement Disclosure

This press release contains “forward−looking statements,” as such term is used in the Securities Exchange Act of 1934, as amended.  Such forward−looking statements include those regarding expected cost savings, expectations for the future performance of our brands or expectations regarding the impact of recent developments on our business.  When used herein, the words “anticipate,” “believe,” “estimate,” “intend,” “may,” “will,” “expect” and similar expressions as they relate to the Company or its management are intended to identify such forward−looking statements.  Forward−looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties.  They are not guarantees of future performance or results.  The Company's actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward−looking statements.  Factors that could cause or contribute to such differences include: (1) our inability to file our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008 within the required timeframe, the need to amend our Annual Report on Form 10-K for the year ended December 31, 2007 and the failure to hold an annual meeting of stockholders for the fiscal year ended December 31, 2007 may subject us to governmental investigations or third-party claims, in addition to delisting from The Nasdaq Stock Market, (2) delisting from The Nasdaq Stock Market and continued delays in our compliance with SEC filing requirements may negatively impact the Company, and (3) other factors discussed in our filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward−looking statements, whether as a result of new information, future events or otherwise.